Exhibit 99.1

Mindspeed Reports Fiscal Second Quarter 2012 Results

Second Quarter Net Revenue Up 4.2% Sequentially

Continued Success in Wireless Initiative; Mindspeed Now Supporting 25 4G/LTE Engagements for Transcede®, 6 TD-SCDMA Engagements and over 60 3G/HSPA Engagements Worldwide

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--May 7, 2012--Mindspeed Technologies, Inc. (NASDAQ:MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal second quarter of 2012, which ended on March 30, 2012.

Fiscal Second Quarter 2012 Financial Highlights

  Total Net Revenues: $35.4 million, including intellectual property revenue of $0.5 million; Product Revenue: $34.9 million, up 3.0 percent from the fiscal first quarter of 2012.
  Non-GAAP Gross Margin: 59.8 percent, compared to 58.0 percent in the prior fiscal quarter; GAAP Gross Margin: 58.0 percent, compared to 58.1 percent in the prior fiscal quarter.
  Non-GAAP Operating Margin: (13.9) percent, compared to (6.8) percent in the prior fiscal quarter; GAAP Operating Margin: (39.1) percent, compared to (16.0) percent in the prior fiscal quarter.
  Non-GAAP Net Loss per Share: $(0.14), compared to $(0.07) in the prior fiscal quarter; GAAP Net Loss per Share: $(0.39), compared to $(0.17) in the prior fiscal quarter.

Total net revenues for the fiscal second quarter of 2012 were $35.4 million. Excluding intellectual property revenue of $0.5 million, product revenue was $34.9 million, a sequential increase of 3.0 percent from product revenue of $33.8 million in the prior fiscal quarter and a decrease of 9.6 percent from product revenue of $38.6 million in the fiscal second quarter of 2011.

Product revenue from communications convergence processing (CCP) solutions contributed 43.5 percent of fiscal second quarter 2012 product revenues and increased 1.0 percent sequentially from the prior fiscal quarter. Product revenue from high-performance analog (HPA) products represented 44.9 percent of fiscal second quarter 2012 product revenue and increased 9.2 percent sequentially from the prior fiscal quarter. Wide area networking (WAN) communications product revenue contributed the remaining 11.6 percent of fiscal second quarter 2012 product revenue and decreased 10.1 percent sequentially from the prior fiscal quarter.

Non-GAAP gross margin for the fiscal second quarter of 2012 was $21.2 million, or 59.8 percent, compared to non-GAAP gross margin of $19.7 million, or 58.0 percent, in the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal second quarter of 2012 was $20.5 million, or 58.0 percent, compared to $19.7 million, or 58.1 percent, in the prior fiscal quarter.

Non-GAAP operating expenses for the fiscal second quarter of 2012 were $26.1 million, a sequential increase of 18.7 percent, or $4.1 million, compared to non-GAAP operating expenses of $22.0 million in the prior fiscal quarter. GAAP operating expenses for the fiscal second quarter of 2012 were $34.4 million, a sequential increase of 36.7 percent, or $9.2 million, compared to $25.1 million in the prior fiscal quarter.

Non-GAAP operating loss for the fiscal second quarter of 2012 was $4.9 million, compared to non-GAAP operating loss of $2.3 million in the prior fiscal quarter. On a GAAP basis, operating loss for the fiscal second quarter of 2012 was $13.8 million, compared to $5.4 million in the prior fiscal quarter.

Non-GAAP net loss for the fiscal second quarter of 2012 was $5.2 million, or $0.14 per share, compared to non-GAAP net loss of $2.4 million, or $0.07 per share, in the prior fiscal quarter. On a GAAP basis, net loss was $14.2 million, or $0.39 per share, compared to $5.6 million, or $0.17 per share, in the prior fiscal quarter.

Non-GAAP results exclude stock-based compensation and related payroll costs, acquisition-related costs, integration costs and restructuring charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Cash and cash equivalents were $32.4 million at the end of the fiscal second quarter of 2012, a decrease of approximately $10.4 million, compared to $42.8 million at the end of the prior fiscal quarter, primarily due to payments toward licensed intangible assets and the net loss from operations. Net loss from operations included transaction fees, restructuring charges and integration costs related to the Picochip acquisition.

Commentary

“Our strong second quarter revenue results reflect a larger than expected contribution from our wireless business driven by our acquisition of Picochip,” said Raouf Y. Halim, Mindspeed’s chief executive officer. “While we did see some softening in our core wireline business during the second quarter resulting from a weakening in global wireline carrier capital expenditures, this was almost completely offset by the product cycles within our wireline businesses, such as optical access infrastructure and high-performance analog products for the enterprise.

“From a strategic perspective, the fiscal second quarter was a transformational period for Mindspeed with the closing of our Picochip acquisition, a critical building block in our wireless initiative. We continue to expand our position in small cell wireless infrastructure, now supporting 25 4G/LTE engagements with Transcede as well as 6 TD-SCDMA engagements, and over 60 3G/HSPA engagements with the former Picochip product family. We expect our continuing leadership in wireless network infrastructure technology to drive future revenue and earnings growth for Mindspeed.”

Outlook

Mindspeed expects fiscal third quarter of 2012 total net product revenue to range between $35.2 million to $36.3 million, a sequential increase of 1 to 4 percent in product revenue over the fiscal second quarter of 2012. The company expects fiscal third quarter of 2012 non-GAAP gross margin to be within a range of 57.5 to 58.5 percent. Net product revenue and non-GAAP gross margin expectations do not assume any revenue from intellectual property. The company also expects non-GAAP operating expenses to be $25.3 million in the fiscal third quarter of 2012.

Fiscal Second Quarter 2012 Conference Call

Mindspeed will conduct a conference call announcing its fiscal second quarter 2012 results today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 888-566-6140 (domestic) or 517-308-9199 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. A replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 866-421-0438 (domestic) or 203-369-0800 (international). The replay will also be available in the Investors section of Mindspeed's web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth below under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, acquisition-related costs, integration costs, restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation and related payroll costs, profit in acquired inventory and amortization of acquired intangible assets. Non-GAAP research and development expenses exclude stock-based compensation and related payroll costs. Non-GAAP selling, general and administrative expenses exclude stock-based compensation and related payroll costs, amortization of acquired intangible assets, employee separation costs and integration costs. Non-GAAP operating expenses exclude stock-based compensation and related payroll costs, acquisition-related costs, restructuring charges, amortization of acquired intangible assets, employee separation costs, and integration costs. Non-GAAP operating income excludes stock-based compensation and related payroll costs, acquisition-related costs, restructuring charges, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, and integration costs. Non-GAAP other income/ (expense), net, excludes non-cash interest expense on our convertible senior notes. Non-GAAP net income/(loss) and non-GAAP net income/(loss) per share excludes stock-based compensation and related payroll costs, acquisition-related costs, restructuring charges, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, integration costs, and non-cash interest expense on our convertible senior notes.

We exclude stock-based compensation and related payroll costs and non-cash interest expense on our convertible senior notes from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude profit in acquired inventory to facilitate comparability of gross profit between periods and to better reflect continuing operations of the acquired company. We exclude employee separation costs, restructuring charges, acquisition-related costs, and integration costs because they include significant discrete items that may not be indicative of our ongoing operations or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project restructuring charges, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, restructuring charges, acquisition-related costs, integration costs and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals or intentions, including, but not limited to: our current assessment of the demand environment in our target markets; the anticipated financial and strategic impact of our acquisition of Picochip; and our current expectations for third quarter 2012 net product revenue, gross margin and non-GAAP operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, we recently completed the acquisition of Picochip. As a result, we face various integration risks and cannot provide any assurances that the anticipated revenue and expense synergies of the acquisition will be achieved or that the markets for the combined company will develop as we currently anticipate. Acquisition transactions are subject to inherent risks and uncertainties, including, among others, risks associated with the successful integration of geographically separate organizations; the ability to integrate the two companies’ technologies; and the potential for key employee attrition. In addition, our existing business is subject to numerous risks and uncertainties independent of the acquisition of Picochip, including fluctuations in our operating results and future operating losses; loss of or diminished demand from one or more key distributors; our ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and will be included in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2012 as well as our future filings with the SEC.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 30,	December 30,	April 1,	March 30,	April 1,
	2012	2011	2011	2012	2011

Net revenue:
Products	$34,858	$33,842	$38,553	$68,700	$76,596
Intellectual property	501	90	-	591	2,500
Total net revenue	35,359	33,932	38,553	69,291	79,096
Cost of goods sold (a)	14,839	14,219	14,283	29,058	28,564
Gross margin	20,520	19,713	24,270	40,233	50,532

Operating expenses:
Research and development (a)	17,740	15,008	14,525	32,748	28,448
Selling, general and administrative (a)	13,088	9,322	10,079	22,410	20,290
Acquisition-related costs (b)	2,259	808	-	3,067	-
Restructuring charges	1,272	-	-	1,272	(18)
Total operating expenses	34,359	25,138	24,604	59,497	48,720

Operating (loss)/income	(13,839)	(5,425)	(334)	(19,264)	1,812

Other expense, net	(262)	(85)	(290)	(348)	(538)

(Loss)/income before income taxes	(14,101)	(5,510)	(624)	(19,612)	1,274

Provision for income taxes	134	88	135	222	334

Net (loss)/income	$(14,235)	$(5,598)	$(759)	$(19,834)	$940

Net (loss)/income per share:
Basic	$(0.39)	$(0.17)	$(0.02)	$(0.57)	$0.03
Diluted	$(0.39)	$(0.17)	$(0.02)	$(0.57)	$0.03

Weighted-average number of shares used in per share computation:
Basic	36,293	32,900	32,133	34,597	32,021
Diluted	36,293	32,900	32,133	34,597	33,032

(a) Includes stock-based compensation expense and related payroll costs.

(b) Acquisition-related costs are professional fees incurred related to the acquisition of Picochip.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 30,	December 30,	April 1,	March 30,	April 1,
	2012	2011	2011	2012	2011

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$21,162	$19,670	$24,315	$40,832	$50,620
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	42	(43)	45	(1)	88
Profit in acquired inventory (c)	448	-	-	448	-
Amortization of acquired intangible assets (d)	152	-	-	152	-
Gross margin	$20,520	$19,713	$24,270	$40,233	$50,532

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$16,524	$14,338	$14,196	$30,862	$27,804
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	1,216	670	329	1,886	644
Research and development expenses	$17,740	$15,008	$14,525	$32,748	$28,448

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,552	$7,639	$9,351	$17,191	$18,741
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	2,145	1,567	728	3,712	1,549
Amortization of acquired intangible assets (d)	65	-	-	65	-
Employee separation costs (e)	-	(19)	-	(19)	-
Integration costs (f)	1,326	135	-	1,461	-
Selling, general and administrative expenses	$13,088	$9,322	$10,079	$22,410	$20,290

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$26,076	$21,977	$23,547	$48,053	$46,545
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	3,361	2,237	1,057	5,598	2,193
Acquisition-related costs (b)	2,259	808	-	3,067	-
Restructuring charges	1,272	-	-	1,272	(18)
Amortization of acquired intangible assets (d)	65	-	-	65	-
Employee separation costs (e)	-	(19)	-	(19)	-
Integration costs (f)	1,326	135	-	1,461	-
Operating expenses	$34,359	$25,138	$24,604	$59,497	$48,720

Reconciliation of Non-GAAP Operating (Loss)/Income to GAAP Operating (Loss)/Income
Non-GAAP operating (loss)/income	$(4,914)	$(2,307)	$768	$(7,221)	$4,075
Items excluded from non-GAAP operating (loss)/income:
Stock-based compensation and related payroll costs	3,403	2,194	1,102	5,597	2,281
Acquisition-related costs (b)	2,259	808	-	3,067	-
Restructuring charges	1,272	-	-	1,272	(18)
Profit in acquired inventory (c)	448	-	-	448	-
Amortization of acquired intangible assets (d)	217	-	-	217	-
Employee separation costs (e)	-	(19)	-	(19)	-
Integration costs (f)	1,326	135	-	1,461	-
Operating (loss)/income	$(13,839)	$(5,425)	$(334)	$(19,264)	$1,812

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 30,	December 30,	April 1,	March 30,	April 1,
	2012	2011	2011	2012	2011

Reconciliation of Non-GAAP Other (Expense)/Income, Net to GAAP Other (Expense)/Income, Net
Non-GAAP other income/(expense), net	$(158)	$17	$(189)	$(141)	$(336)
Items excluded from non-GAAP other income/(expense), net:
Non-cash interest expense on convertible senior notes (g)	(104)	(102)	(101)	(207)	(202)
Other (expense)/income, net	$(262)	$(85)	$(290)	$(348)	$(538)

Reconciliation of Non-GAAP Net (Loss)/Income to GAAP Net (Loss)/Income
Non-GAAP net (loss)/income	$(5,206)	$(2,378)	$444	$(7,584)	$3,405
Items excluded from non-GAAP net (loss)/income:
Stock-based compensation and related payroll costs	3,403	2,194	1,102	5,597	2,281
Acquisition-related costs (b)	2,259	808	-	3,067	-
Restructuring charges	1,272	-	-	1,272	(18)
Profit in acquired inventory (c)	448	-	-	448	-
Amortization of acquired intangible assets (d)	217	-	-	217	-
Employee separation costs (e)	-	(19)	-	(19)	-
Integration costs (f)	1,326	135	-	1,461	-
Non-cash interest expense on convertible senior notes (g)	104	102	101	207	202
Net (loss)/income	$(14,235)	$(5,598)	$(759)	$(19,834)	$940

Reconciliation of Non-GAAP Net (Loss)/Income Per Share to GAAP Net (Loss)/Income Per Share
Net (loss)/income per share, basic:
Non-GAAP net (loss)/income per share, basic	$(0.14)	$(0.07)	$0.01	$(0.22)	$0.11
Adjustments	(0.25)	(0.10)	(0.03)	(0.35)	(0.08)
Net (loss)/income per share, basic	$(0.39)	$(0.17)	$(0.02)	$(0.57)	$0.03

Net (loss)/income per share, diluted:
Non-GAAP net (loss)/income per share, diluted	$(0.14)	$(0.07)	$0.01	$(0.22)	$0.10
Adjustments	(0.25)	(0.10)	(0.03)	(0.35)	(0.07)
Net (loss)/income per share, diluted	$(0.39)	$(0.17)	$(0.02)	$(0.57)	$0.03

(c) Profit in acquired inventory results from purchase-accounting adjustments which increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated profit in acquired inventory increases cost of goods sold and reduces gross profit.

(d) Amortization of acquired intangible assets reflects amortization expense on intangible assets recorded in conjunction with the Picochip acquisition.

(e) Employee separation costs consist of severance benefits payable to certain former employees of the Company as a result of organizational changes.

(f) Integration costs represent costs incurred related to the transition of Picochip to a wholly owned subsidiary of Mindspeed.

(g) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 6.50% convertible senior notes.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	March 30,	September 30,
	2012	2011

ASSETS
Current Assets
Cash and cash equivalents	$32,354	$45,227
Receivables, net	22,307	13,393
Inventories	10,837	14,216
Prepaid expenses and other current assets	5,799	3,067
Total current assets	71,297	75,903

Property, plant and equipment, net	17,214	15,369
Intangible assets, net	37,339	17,357
Goodwill	57,639	-
Other assets	2,848	1,982
Total assets	$186,337	$110,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$15,659	$5,532
Accrued compensation and benefits	7,331	7,292
Accrued income taxes	990	690
Deferred income on sales to distributors	4,875	5,346
Deferred revenue	4,086	653
Restructuring	867	944
Line of credit - current	5,490	-
Contingent consideration	10,038	-
Other current liabilities	9,488	5,100
Total current liabilities	58,824	25,557

Line of credit - long-term	8,000	-
Long-term debt	29,423	14,216
Other liabilities	1,091	1,426
Total liabilities	97,338	41,199

Stockholders' Equity	88,999	69,412
Total liabilities and stockholders' equity	$186,337	$110,611

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended
	March 30,	April 1,
	2012	2011

Cash Flows From Operating Activities
Net (loss)/income	$(19,834)	$940
Adjustments required to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Depreciation and amortization	3,108	2,572
Amortization of intangible assets	1,457	1,135
Restructuring charges	1,272	(18)
Stock-based compensation	5,456	2,212
Inventory provisions	1,539	181
Amortization of debt discount on convertible debt	300	223
Other non-cash items, net	35	4
Changes in assets and liabilities, net of acquisitions:
Receivables	(7,632)	6,442
Inventories	3,779	(2,572)
Other assets, net	1,001	(223)
Accounts payable	4,425	1,931
Deferred income on sales to distributors	(471)	575
Restructuring charges	(1,349)	(491)
Accrued compensation and benefits	(3,656)	(3,229)
Accrued expenses and other current liabilities	(1,024)	(213)
Other liabilities, net	(76)	33

Net cash (used in)/provided by operating activities	(11,670)	9,502

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(2,334)	(3,920)
Payments under license agreements	(7,341)	(5,009)
Net cash paid for business acquisition	(20,096)	-

Net cash used in investing activities	(29,771)	(8,929)

Cash Flows From Financing Activities
Payments made on capital lease obligations	(281)	(274)
Borrowings under term loan	15,000	-
Borrowings under line of credit	14,807	-
Payments made on line of credit	(1,317)	-
Deferred financing fees	(378)	-
Repurchase of restricted stock for income tax withholding	(575)	(291)
Proceeds from equity compensation programs	1,362	1,256

Net cash provided by financing activities	28,618	691

Effect of foreign currency exchange rates on cash	(50)	(41)

Net (decrease)/increase in cash and cash equivalents	(12,873)	1,223
Cash and cash equivalents at beginning of period	45,227	43,685

Cash and cash equivalents at end of period	$32,354	$44,908

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	March 30,	December 30,	April 1,	March 30,	April 1,
	2012	2011	2011	2012	2011

Gross margin %	58.0%	58.1%	63.0%	58.1%	63.9%

Cash (used in)/provided by:
Operating activities	$(11,324)	$(346)	$2,197	$(11,670)	$9,502
Investing activities	(27,090)	(2,681)	(2,827)	(29,771)	(8,929)
Financing activities	28,063	555	40	28,618	691
Effect of foreign currency on cash	(56)	6	(60)	(50)	(41)
Net (decrease)/increase in cash	$(10,407)	$(2,466)	$(650)	$(12,873)	$1,223

Depreciation and amortization	$1,595	$1,513	$1,370	$3,108	$2,572
Amortization of intangible assets	$814	$643	$561	$1,457	$1,135
Capital expenditures	$6,994	$2,681	$2,634	$9,675	$8,929

Net revenue by region:
Americas	$6,150	$5,516	$7,796	$11,666	$19,827
Europe	2,829	1,858	3,343	4,687	6,683
Asia-Pacific	26,380	26,558	27,414	52,938	52,586
Total net revenue	$35,359	$33,932	$38,553	$69,291	$79,096

Net revenue by product line:
Communications convergence processing products	$15,146	$14,989	$15,569	$30,135	$32,194
High-performance analog products	15,657	14,344	14,949	30,001	29,053
WAN communications products	4,055	4,509	8,035	8,564	15,349
Total net product revenue	34,858	33,842	38,553	68,700	76,596
Intellectual property	501	90	-	591	2,500
Total net revenue	$35,359	$33,932	$38,553	$69,291	$79,096

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